Exhibit 99.1

Contact: J. Marc Lewis, Vice President-Investor Relations 305-406-1815 marc.lewis@mastec.com	800 S. Douglas Road, 12th Floor Coral Gables, Florida 33134 Tel: 305-599-1800 www.mastec.com

For Immediate Release

MasTec Announces Second Quarter 2024 Financial Results and Updates Guidance for the Year

•	Record Second Quarter 2024 Revenue of $3.0 Billion

•	Second Quarter 2024 Diluted Earnings Per Share of $0.43 and Adjusted Diluted Earnings Per Share of $0.96, $0.08 Above Expectations

•	Second Quarter 2024 GAAP Net Income of $43.8 Million and Adjusted EBITDA of $267.8 Million, $7.8 Million Above Expectations

•

18-month Backlog as of June 30, 2024 of $13.3 Billion Increased $501 Million Sequentially from the First Quarter of 2024 and Represents Record Levels for the Clean Energy and Infrastructure, Power Delivery and Communications Segments

•	Cash Flow Generated by Operating Activities of $264 Million and DSO at 69 days

Coral Gables, FL (August 1, 2024) — MasTec, Inc. (NYSE: MTZ) today announced second quarter 2024 financial results and updated its full year 2024 guidance expectations.

Second quarter 2024 revenue was up 3% to $2.96 billion, a second quarter record, compared to $2.87 billion for the second quarter of 2023. GAAP net income was up 161% to $43.8 million, or $0.43 per diluted share, compared to a net income of $16.8 million, or $0.20 per diluted share, in the second quarter of 2023.

Second quarter 2024 adjusted net income and adjusted diluted earnings per share, both non-GAAP measures, were $85.6 million and $0.96, respectively, as compared to adjusted net income and adjusted diluted earnings per share of $70.7 million and $0.89, respectively, in the second quarter of 2023. Second quarter 2024 adjusted EBITDA, also a non-GAAP measure, was $267.8 million, compared to $255.4 million in the second quarter of 2023.

18-month backlog as of June 30, 2024, was $13.3 billion, up $501 million sequentially from the first quarter of 2024. Backlog growth was driven by a multi-year transmission and substation project and strong bookings in our Clean Energy & Infrastructure segment in the second quarter.

Jose Mas, MasTec’s Chief Executive Officer, commented “We are pleased with our solid second quarter performance, and expect to build on this momentum during the balance of 2024 and in 2025. Our record backlog in multiple segments illustrates the confidence our customers have in MasTec to partner on their strategic capital programs. I’d like to highlight that during the second quarter, MasTec was awarded an approximately 700-mile high voltage transmission project that is expected to start in early 2025. We are experiencing significant demand for our services and look forward to continue delivering best in class execution for our customers in a safe, timely and cost-effective manner through the hard work and dedication of the men and women of MasTec.”

Paul DiMarco, MasTec’s Executive Vice President and Chief Financial Officer, noted, “We exceeded our second quarter cash flow expectations, generating $264 million of cash flow from operations and driving net debt leverage below 2.5x. Our end markets provide us with exposure to a number of macrotrends that offer significant organic growth opportunities, and our improving capital structure will afford us more flexibility to complement these opportunities.”

Based on the information available today, the Company is providing third quarter and updating full year 2024 guidance. The Company currently expects full year 2024 revenue of approximately $12.4 billion. Full year 2024 GAAP net income is expected to approximate $131 million, representing 1.1% of revenue, with GAAP diluted earnings per share expected to be $1.25. Full year 2024 adjusted EBITDA is expected to be $975 million, representing 7.9% of revenue, with adjusted diluted earnings per share expected to be $3.03.

For the third quarter of 2024, the Company expects revenue of approximately $3.45 billion. Third quarter 2024 GAAP net income is expected to approximate $72 million, representing 2.1% of revenue, with GAAP diluted earnings per share expected to be $0.78. Third quarter 2024 adjusted EBITDA is expected to approximate $295 million, representing 8.6% of revenue, with adjusted diluted earnings per share expected to be $1.24.

Adjusted net income, adjusted diluted earnings per share, adjusted EBITDA, adjusted EBITDA margin and net debt, which are all non-GAAP measures, exclude certain items which are detailed and reconciled to the most comparable GAAP-reported measures in the attached Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures.

Management will hold a conference call to discuss these results on Friday, August 2, 2024 at 9:00 a.m. Eastern Time. The call-in number for the conference call is (856) 344-9221 or (888) 204-4368 with a pass code of 3980141. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed for 60 days through the Investors section of the Company’s website at www.mastec.com.

The following tables set forth the financial results for the periods ended June 30, 2024 and 2023:

Consolidated Statements of Operations

(unaudited - in thousands, except per share information)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$2,961,086	$2,874,115	$5,647,935	$5,458,774
Costs of revenue, excluding depreciation and amortization	2,540,447	2,484,780	4,920,119	4,844,274
Depreciation	102,141	103,038	209,576	210,285
Amortization of intangible assets	33,611	42,043	67,301	83,987
General and administrative expenses	167,081	176,155	332,618	340,069
Interest expense, net	50,571	59,415	102,630	112,108
Equity in earnings of unconsolidated affiliates, net	(5,892)	(7,496)	(15,111)	(16,648)
Loss on extinguishment of debt	11,344	—	11,344	—
Other (income) expense, net	(1,329)	(3,508)	1,884	(9,709)

Income (loss) before income taxes	$63,112	$19,688	$17,574	$(105,592)
(Provision for) benefit from income taxes	(19,344)	(2,934)	(8,265)	41,800

Net income (loss)	$43,768	$16,754	$9,309	$(63,792)

Net income attributable to non-controlling interests	9,780	1,212	16,501	1,206

Net income (loss) attributable to MasTec, Inc.	$33,988	$15,542	$(7,192)	$(64,998)

Earnings (loss) per share:
Basic earnings (loss) per share	$0.44	$0.20	$(0.09)	$(0.84)

Basic weighted average common shares outstanding	78,038	77,635	77,984	77,306

Diluted earnings (loss) per share	$0.43	$0.20	$(0.09)	$(0.84)

Diluted weighted average common shares outstanding	78,860	78,372	77,984	77,306

Consolidated Balance Sheets

(unaudited - in thousands)

	June 30, 2024	December 31, 2023
Assets
Current assets	$3,477,064	$3,974,253
Property and equipment, net	1,514,660	1,651,462
Operating lease right-of-use assets	418,893	418,685
Goodwill, net	2,125,893	2,126,366
Other intangible assets, net	717,232	784,260
Other long-term assets	425,244	418,485

Total assets	$8,678,986	$9,373,511

Liabilities and Equity
Current liabilities	$2,747,909	$2,837,219
Long-term debt, including finance leases	2,359,637	2,888,058
Long-term operating lease liabilities	283,117	292,873
Deferred income taxes	326,249	390,399
Other long-term liabilities	227,967	243,701
Total equity	2,734,107	2,721,261

Total liabilities and equity	$8,678,986	$9,373,511

Consolidated Statements of Cash Flows

(unaudited - in thousands)

	For the Six Months Ended June 30,
	2024	2023
Net cash provided by (used in) operating activities	$372,199	$(97,910)
Net cash used in investing activities	(24,470)	(141,460)
Net cash used in financing activities	(579,078)	(12,155)
Effect of currency translation on cash	(626)	838

Net decrease in cash and cash equivalents	$(231,975)	$(250,687)

Cash and cash equivalents - beginning of period	$529,561	$370,592

Cash and cash equivalents - end of period	$297,586	$119,905

Backlog by Reportable Segment (unaudited - in millions)	June 30, 2024	March 31, 2024	June 30, 2023
Communications	$5,898	$5,797	$5,420
Clean Energy and Infrastructure	3,666	3,504	3,324
Power Delivery	2,974	2,479	2,656
Oil and Gas	800	1,057	2,042
Other	—	—	—

Estimated 18-month backlog	$13,338	$12,837	$13,442

Backlog is a common measurement used in our industry. Our methodology for determining backlog may not, however, be comparable to the methodologies used by others. Estimated backlog represents the amount of revenue we expect to realize over the next 18 months from future work on uncompleted construction contracts, including new contracts under which work has not begun, as well as revenue from change orders and renewal options. Our estimated backlog also includes amounts under master service and other service agreements and our proportionate share of estimated revenue from proportionately consolidated non-controlled contractual joint ventures. Estimated backlog for work under master service and other service agreements is determined based on historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Segment Information	2024	2023	2024	2023
Revenue by Reportable Segment
Communications	$824.6	$868.7	$1,557.5	$1,675.2
Clean Energy and Infrastructure	942.3	969.7	1,695.8	1,794.6
Power Delivery	636.6	702.6	1,207.5	1,412.0
Oil and Gas	572.4	341.8	1,206.2	598.3
Other	—	—	—	—
Eliminations	(14.8)	(8.7)	(19.1)	(21.3)

Consolidated revenue	$2,961.1	$2,874.1	$5,647.9	$5,458.8

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Adjusted EBITDA by Segment
EBITDA	$249.4	$224.2	$397.1	$300.8
Non-cash stock-based compensation expense (a)	7.0	8.6	16.7	17.1
Loss on extinguishment of debt (a)	11.3	—	11.3	—
Acquisition and integration costs (b)	—	22.7	—	39.8
Losses on fair value of investment (a)	—	—	—	0.2

Adjusted EBITDA	$267.8	$255.4	$425.1	$357.9

Segment:
Communications	$81.9	$94.1	$130.7	$155.8
Clean Energy and Infrastructure	47.4	49.7	67.8	60.2
Power Delivery	51.4	57.4	78.7	106.5
Oil and Gas	135.1	77.0	227.8	91.6
Other	2.8	6.7	9.8	13.8

Segment Total	$318.6	$284.9	$514.8	$427.9
Corporate	(50.8)	(29.5)	(89.7)	(70.0)

Adjusted EBITDA	$267.8	$255.4	$425.1	$357.9

(a)	Non-cash stock-based compensation expense, loss on extinguishment of debt and losses on the fair value of an investment are included within Corporate EBITDA.
(b)

For the three month period ended June 30, 2023, Communications, Clean Energy and Infrastructure and Power Delivery EBITDA included $4.6 million, $16.4 million and $0.3 million, respectively, of acquisition and integration costs related to certain acquisitions, and Corporate EBITDA included $1.4 million of such costs, and for the six month period ended June 30, 2023, $13.5 million, $21.7 million, $1.9 million and $2.7 million of such costs were included in EBITDA of the segments and Corporate, respectively.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Adjusted EBITDA Margin by Segment
EBITDA Margin	8.4%	7.8%	7.0%	5.5%
Non-cash stock-based compensation expense (a)	0.2%	0.3%	0.3%	0.3%
Loss on extinguishment of debt (a)	0.4%	—%	0.2%	—%
Acquisition and integration costs (b)	—%	0.8%	—%	0.7%
Losses on fair value of investment (a)	—%	—%	—%	0.0%

Adjusted EBITDA margin	9.0%	8.9%	7.5%	6.6%

Segment:
Communications	9.9%	10.8%	8.4%	9.3%
Clean Energy and Infrastructure	5.0%	5.1%	4.0%	3.4%
Power Delivery	8.1%	8.2%	6.5%	7.5%
Oil and Gas	23.6%	22.5%	18.9%	15.3%
Other	NM	NM	NM	NM

Segment Total	10.8%	9.9%	9.1%	7.8%
Corporate	—	—	—	—

Adjusted EBITDA margin	9.0%	8.9%	7.5%	6.6%

NM - Percentage is not meaningful

(a)	Non-cash stock-based compensation expense, loss on extinguishment of debt and losses on the fair value of an investment are included within Corporate EBITDA.
(b)

For the three month period ended June 30, 2023, Communications, Clean Energy and Infrastructure and Power Delivery EBITDA included $4.6 million, $16.4 million and $0.3 million, respectively, of acquisition and integration costs related to certain acquisitions, and Corporate EBITDA included $1.4 million of such costs, and for the six month period ended June 30, 2023, $13.5 million, $21.7 million, $1.9 million and $2.7 million of such costs were included in EBITDA of the segments and Corporate, respectively.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
EBITDA and Adjusted EBITDA Reconciliation
Net income (loss)	$43.8	$16.8	$9.3	$(63.8)
Interest expense, net	50.6	59.4	102.6	112.1
Provision for (benefit from) income taxes	19.3	2.9	8.3	(41.8)
Depreciation	102.1	103.0	209.6	210.3
Amortization of intangible assets	33.6	42.0	67.3	84.0

EBITDA	$249.4	$224.2	$397.1	$300.8

Non-cash stock-based compensation expense	7.0	8.6	16.7	17.1
Loss on extinguishment of debt	11.3	—	11.3	—
Acquisition and integration costs	—	22.7	—	39.8
Losses on fair value of investment	—	—	—	0.2

Adjusted EBITDA	$267.8	$255.4	$425.1	$357.9

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income (loss)	1.5%	0.6%	0.2%	(1.2)%
Interest expense, net	1.7%	2.1%	1.8%	2.1%
Provision for (benefit from) income taxes	0.7%	0.1%	0.1%	(0.8)%
Depreciation	3.4%	3.6%	3.7%	3.9%
Amortization of intangible assets	1.1%	1.5%	1.2%	1.5%

EBITDA margin	8.4%	7.8%	7.0%	5.5%

Non-cash stock-based compensation expense	0.2%	0.3%	0.3%	0.3%
Loss on extinguishment of debt	0.4%	—%	0.2%	—%
Acquisition and integration costs	—%	0.8%	—%	0.7%
Losses on fair value of investment	—%	—%	—%	0.0%

Adjusted EBITDA margin	9.0%	8.9%	7.5%	6.6%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Adjusted Net Income Reconciliation
Net income (loss)	$43.8	$16.8	$9.3	$(63.8)
Non-cash stock-based compensation expense	7.0	8.6	16.7	17.1
Amortization of intangible assets	33.6	42.0	67.3	84.0
Loss on extinguishment of debt	11.3	—	11.3	—
Acquisition and integration costs	—	22.7	—	39.8
Losses on fair value of investment	—	—	—	0.2
Income tax effect of adjustments (a)	(10.1)	(19.3)	(22.3)	(48.5)

Adjusted net income	$85.6	$70.7	$82.3	$28.8

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings (loss) per share	$0.43	$0.20	$(0.09)	$(0.84)
Non-cash stock-based compensation expense	0.09	0.11	0.21	0.22
Amortization of intangible assets	0.43	0.54	0.85	1.07
Loss on extinguishment of debt	0.14	—	0.14	—
Acquisition and integration costs	—	0.29	—	0.51
Losses on fair value of investment	—	—	—	0.00
Income tax effect of adjustments (a)	(0.13)	(0.25)	(0.28)	(0.62)

Adjusted diluted earnings per share	$0.96	$0.89	$0.84	$0.35

(a)

Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

Calculation of Net Debt	June 30, 2024	December 31, 2023
Current portion of long-term debt, including finance leases	$201.5	$177.2
Long-term debt, including finance leases	2,359.6	2,888.1

Total Debt	$2,561.1	$3,065.3
Less: cash and cash equivalents	(297.6)	(529.6)

Net Debt	$2,263.5	$2,535.7

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	Guidance for the Year Ended December 31, 2024 Est.	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
EBITDA and Adjusted EBITDA Reconciliation
Net income (loss)	$131	$(47.3)	$33.9
Interest expense, net	203	234.4	112.3
Provision for (benefit from) income taxes	46	(35.4)	9.2
Depreciation	415	433.9	371.2
Amortization of intangible assets	135	169.2	135.9

EBITDA	$930	$754.9	$662.5

Non-cash stock-based compensation expense	34	33.3	27.4
Loss on extinguishment of debt	11	—	—
Acquisition and integration costs	—	71.9	86.0
Losses on fair value of investment	—	0.2	7.7
Project results from non-controlled joint venture	—	—	(2.8)
Bargain purchase gain	—	—	(0.2)

Adjusted EBITDA	$975	$860.3	$780.6

	Guidance for the Year Ended December 31, 2024 Est.	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income (loss)	1.1%	(0.4)%	0.3%
Interest expense, net	1.6%	2.0%	1.1%
Provision for (benefit from) income taxes	0.4%	(0.3)%	0.1%
Depreciation	3.3%	3.6%	3.8%
Amortization of intangible assets	1.1%	1.4%	1.4%

EBITDA margin	7.5%	6.3%	6.8%

Non-cash stock-based compensation expense	0.3%	0.3%	0.3%
Loss on extinguishment of debt	0.1%	—%	—%
Acquisition and integration costs	—%	0.6%	0.9%
Losses on fair value of investment	—%	0.0%	0.1%
Project results from non-controlled joint venture	—%	—%	(0.0)%
Bargain purchase gain	—%	—%	(0.0)%

Adjusted EBITDA margin	7.9%	7.2%	8.0%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	Guidance for the Year Ended December 31, 2024 Est.	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
Adjusted Net Income Reconciliation
Net income (loss)	$131	$(47.3)	$33.9
Non-cash stock-based compensation expense	34	33.3	27.4
Amortization of intangible assets	135	169.2	135.9
Loss on extinguishment of debt	11	—	—
Acquisition and integration costs	—	71.9	86.0
Losses on fair value of investment	—	0.2	7.7
Project results from non-controlled joint venture	—	—	(2.8)
Bargain purchase gain	—	—	(0.2)
Income tax effect of adjustments (a)	(40)	(75.3)	(58.6)
Statutory and other tax rate effects (b)	—	4.6	5.5

Adjusted net income	$272	$156.7	$234.8

	Guidance for the Year Ended December 31, 2024 Est.	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings (loss) per share	$1.25	$(0.64)	$0.42
Non-cash stock-based compensation expense	0.42	0.43	0.36
Amortization of intangible assets	1.71	2.16	1.78
Loss on extinguishment of debt	0.14	—	—
Acquisition and integration costs	—	0.92	1.13
Losses on fair value of investment	—	0.00	0.10
Project results from non-controlled joint venture	—	—	(0.04)
Bargain purchase gain	—	—	(0.00)
Income tax effect of adjustments (a)	(0.50)	(0.96)	(0.77)
Statutory and other tax rate effects (b)	—	0.06	0.07

Adjusted diluted earnings per share	$3.03	$1.97	$3.05

(a)

Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

(b)	For the years ended December 31, 2023 and 2022, represents the effect of statutory and other tax rate changes.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	Guidance for the Three Months Ended September 30, 2024 Est.	For the Three Months Ended September 30, 2023
EBITDA and Adjusted EBITDA Reconciliation
Net income	$72	$15.3
Interest expense, net	51	62.6
Provision for income taxes	28	7.6
Depreciation	102	115.0
Amortization of intangible assets	34	42.3

EBITDA	$286	$242.7

Non-cash stock-based compensation expense	9	7.2
Acquisition and integration costs	—	21.1

Adjusted EBITDA	$295	$271.1

	Guidance for the Three Months Ended September 30, 2024 Est.	For the Three Months Ended September 30, 2023
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	2.1%	0.5%
Interest expense, net	1.5%	1.9%
Provision for income taxes	0.8%	0.2%
Depreciation	2.9%	3.5%
Amortization of intangible assets	1.0%	1.3%

EBITDA margin	8.3%	7.5%

Non-cash stock-based compensation expense	0.3%	0.2%
Acquisition and integration costs	—%	0.6%

Adjusted EBITDA margin	8.6%	8.3%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	Guidance for the Three Months Ended September 30, 2024 Est.	For the Three Months Ended September 30, 2023
Adjusted Net Income Reconciliation
Net income	$72	$15.3
Non-cash stock-based compensation expense	9	7.2
Amortization of intangible assets	34	42.3
Acquisition and integration costs	—	21.1
Income tax effect of adjustments (a)	(6)	(10.0)

Adjusted net income	$108	$75.9

	Guidance for the Three Months Ended September 30, 2024 Est.	For the Three Months Ended September 30, 2023
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$0.78	$0.18
Non-cash stock-based compensation expense	0.11	0.09
Amortization of intangible assets	0.43	0.54
Acquisition and integration costs	—	0.27
Income tax effect of adjustments (a)	(0.08)	(0.13)

Adjusted diluted earnings per share	$1.24	$0.95

(a)

Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

The tables may contain slight summation differences due to rounding.

MasTec uses EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin, as well as Adjusted Net Income, Adjusted Diluted Earnings Per Share and Net Debt, to evaluate our performance, both internally and as compared with its peers, because these measures exclude certain items that may not be indicative of its core operating results, as well as items that can vary widely across different industries or among companies within the same industry. MasTec believes that these adjusted measures provide a baseline for analyzing trends in its underlying business. MasTec believes that these non-U.S. GAAP financial measures provide meaningful information and help investors understand its financial results and assess its prospects for future performance. Because non-U.S. GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-U.S. GAAP financial measures having the same or similar names. These financial measures should not be considered in isolation from, as substitutes for, or alternative measures of, reported net income or diluted earnings per share or total debt, and should be viewed in conjunction with the most comparable U.S. GAAP financial measures and the provided reconciliations thereto. MasTec believes these non-U.S. GAAP financial measures, when viewed together with its U.S. GAAP results and related reconciliations, provide a more complete understanding of its business. Investors are strongly encouraged to review MasTec’s consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy, utility and other infrastructure, such as: wireless, wireline/fiber and customer fulfillment activities; power delivery infrastructure, including transmission, distribution, environmental planning and compliance; power generation infrastructure, primarily from clean energy and renewable sources; pipeline infrastructure, including for natural gas, water and carbon capture sequestration pipelines and pipeline integrity services; heavy civil and industrial infrastructure, including roads, bridges and rail; and environmental remediation services. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news and webcasts on the Events & Presentations page in the Investors section therein.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include, but are not limited to, statements relating to expectations regarding the future financial and operational performance of MasTec; expectations regarding MasTec’s business or financial outlook; expectations regarding MasTec’s plans, strategies and opportunities; expectations regarding opportunities, technological developments, competitive positioning, future economic conditions and other trends in particular markets or industries; the impact of inflation on MasTec’s costs and the ability to recover increased costs, as well as other statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. These statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors in addition to those mentioned above, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Other factors that might cause such a difference include, but are not limited to: market conditions, including from rising or elevated levels of inflation or interest rates, regulatory or policy changes, including permitting processes and tax incentives that affect us or our customers’ industries, supply chain issues and technological developments; the effect of federal, local, state, foreign or tax legislation and other regulations affecting the industries we serve and related projects and expenditures; project delays due to permitting processes, compliance with environmental and other regulatory requirements and challenges to the granting of project permits, which could cause increased costs and delayed or reduced revenue; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, including potential economic downturns, inflationary issues, the availability and cost of financing, supply chain disruptions, climate-related matters, customer consolidation in the industries we serve and/or the effects of public health matters; activity in the industries we serve and the impact on the expenditure levels of our customers of, among other items, fluctuations in commodity prices, including for fuel and energy sources, fluctuations in the cost of materials, labor, supplies or equipment, and/or supply-related issues that affect availability or cause delays for such items; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; risks related to completed or potential acquisitions, including our ability to integrate acquired businesses within expected timeframes, including their business operations, internal controls and/or systems, which may be found to have material weaknesses, and our ability to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, as well as the risk of potential asset impairment charges and write-downs of goodwill; our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, our ability to enforce any noncompetition agreements, and our ability to maintain a workforce based upon current and anticipated workloads; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the adequacy of our insurance, legal and other reserves; the timing and extent of fluctuations in operational, geographic and weather factors, including from climate-related events, that affect our customers, projects and the industries in which we operate; the highly competitive nature of our industry and the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders; the effect of state and federal regulatory initiatives, including risks related to the costs of compliance with existing and potential future environmental, social and governance requirements, including with respect to climate-related matters; requirements of and restrictions imposed by our credit facility, term loans, senior notes and any future loans or securities; systems and information technology interruptions and/or data security breaches that could adversely affect our ability to operate, our operating results, our data security or our reputation, or other cybersecurity-related matters; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; risks associated with potential environmental issues and other hazards from our operations; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; risks related to our strategic arrangements, including our equity investments; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience, including as a result of shares we may issue as purchase consideration in connection with acquisitions, or as a result of other stock issuances; our ability to obtain performance and surety bonds; risks associated with operating in or expanding into additional international markets, including risks from fluctuations in foreign currencies, foreign labor and general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, risks related to a small number of our existing shareholders having the ability to influence major corporate decisions, as well as risks associated with multiemployer union pension plans, including underfunding and withdrawal liabilities; risks associated with our internal controls over financial reporting, as well as other risks detailed in our filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. These and other risks are detailed in our filings with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this press release to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.